                                                                   Exhibit 10.39

                                LEASE AGREEMENT
                                ---------------

     This is a Lease, which is effective as of the 1st day of March, 1997.  The names and addresses of the parties are as follows:

NAME                            ADDRESS                  DESIGNATION
----                            -------                  -----------

NaPro Bio Therapeutics, Inc.    6304 Spine Road, Unit A  Lessee
                                Boulder, CO 8030l

Zelenka Nursery, Inc.           16127 Winans                  Lessor
                                Grand Haven, MI  49417



                            BACKGROUND INFORMATION
                            ----------------------

     A. Lessor is the owner of a parcel of real property located in Robinson Township, Ottawa County, Michigan, together with certain improvements located thereon.

     B. Lessee wishes to lease such property, including the improvements, and the Lessor has agreed to lease such property and improvements to the Lessee.

     C. The Lessee has purchased certain [TEXT REDACTED] Trees and [TEXT REDACTED] Trees from the Lessor pursuant to an Agreement for Sale and Purchase of Nursery Stock dated March 1, 1997 between the parties ("Purchase Agreement").

     D. The parties have entered into a Culture Agreement of even date herewith, pursuant to which the Lessor has agreed to transplant and care for the trees purchased under the Purchase Agreement and for certain additional trees. The Culture Agreement requires that the Lessee lease the property described herein from the Lessor for the purpose of transplanting and growing all or certain of such trees thereon.

     E. The parties acknowledge that their obligations hereunder will commence as soon as the leased premises are needed for the transplanting which will occur (under the Culture Agreement) between January 1, 1997 and June 30, 1997 and that a substantially similar lease for additional real property may be executed by the parties for the purpose of transplanting certain

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trees (under the Culture Agreement) between January 1, 1998 and June 30, 1998.

     F. Lessor and Lessee wish to define the terms of their agreement and commit it to writing.

                                   AGREEMENT
                                   ---------

     For their mutual convenience and protection, and in consideration of the mutual covenants and benefits contained in this Agreement, the receipt and adequacy of which is hereby acknowledged, Lessor and Lessee mutually agree as follows:

                        SECTION ONE:  GENERAL AGREEMENT
                        -------------------------------

     1.1   Leased Premises.  Lessor leases to Lessee and Lessee leases from
           ---------------
Lessor, the real property described in Exhibit 1.1 (attached hereto and made a part hereof) together with all improvements located thereon (collectively referred to as the "Premises").

                               SECTION TWO:  TERM
                               ------------------

     2.1   Term.  The term of this Lease shall begin immediately and
           ----
automatically upon the preparation, use, or occupancy of any portion of the Premises for the purpose specified in paragraph 4.1, but no later than June 30, 1997. The parties shall endeavor to execute a written certification specifying such date; however, the parties failure to execute such a certification shall not affect the commencement of the term. The term of this Lease shall expire at 11:59 p.m. on February 28, 2006. The term of this Lease shall also include any extensions of this Lease for any period of time as agreed to by the parties.

                                 SECTION THREE:  RENTAL
                                 ----------------------

     3.1   Rental.  The rent for the Premises is [TEXT REDACTED] per acre
           ------
for each year during the term of this Lease. The parties have agreed that the Premises consists of [TEXT REDACTED] acres, and therefore that (I) the total rent for the Premises for each year of the Lease term is [TEXT REDACTED], and
(ii) that the total rent for the Premises for each month of the Lease term is [TEXT REDACTED]. Such monthly rental payment shall be paid in addition to any other sums expressly agreed to be paid by the Lessee under this Lease and shall be payable in advance on the first day of each month during the term of the Lease. If the term of the Lease begins on a date other than the first day of the month, the monthly installments of the rent for the first and last fractional months of the term of this Lease shall be prorated in the proportion that

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the number of days of Lessee's tenancy bears to thirty (30 days).

                   SECTION FOUR:  USE AND COMPLIANCE WITH LAW
                   ------------------------------------------

     4.1   Use.    The Lessee shall use the Premises for the purpose of
           ---
transplanting, growing and culturing the Taxus Media Hicksii Trees delivered to the Lessor under the Culture Agreement (which Trees include those Taxus Media Hicksii Trees purchased from Zelenka under the Purchase Agreement and those other Taxus Media Hicksii Trees which have not been purchased from Zelenka but which have been delivered to Zelenka for care under the Culture Agreement). Lessee shall comply with the statutes and regulations of Michigan and of the United States, and any and all ordinances and regulations of any other governmental body having jurisdiction over the Premises. The Lessee shall further comply with all health, fire, and police rules and regulations affecting the Premises.

           SECTION FIVE:  LESSEE'S IMPROVEMENTS AND PERSONAL PROPERTY
           ----------------------------------------------------------

     5.1   Improvements. The Lessee and the Lessor acknowledge that the
           ------------
Lessor will be caring for the Premises and all crops and trees thereon pursuant to the terms of the Culture Agreement. Therefore, the Lessor shall have the right to construct and erect any fences or other improvements on the Premises as the Lessor shall deem appropriate and necessary to perform its obligations under the Culture Agreement. All such fences, buildings, and other improvements shall remain the property of the Lessor as of the expiration or earlier termination of this Lease.

     5.2   Personal Property.  The Lessor shall have the right to place on the
           -----------------
Premises any personal property or equipment as the Lessor shall deem necessary or appropriate to perform its obligations under the Culture Agreement. Any such property or equipment shall remain the sole property of the Lessee and may be removed by the Lessee at any time during the Lease or at its termination. Any such personal property which is not removed as of the termination of this Lease shall be deemed abandoned by the Lessee and shall thereupon become the absolute property of the Lessor.

                          SECTION SIX:  LESSEE'S TREES
                          ----------------------------

     6.1   Ownership. The Lessee shall have the right to transplant on to
           ---------
the Premises trees for culture pursuant to the terms of the Culture Agreement. Subject to the terms of the Purchase Agreement and the Culture Agreement, any and all trees grown or maintained on the Premises by the Lessee, shall be the sole property of the Lessee, and may be harvested and removed from the

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Premises pursuant to the Lessee's instructions under the Culture Agreement at any time during the term of this Lease.

                        SECTION SEVEN:  QUIET ENJOYMENT
                        -------------------------------

     7.1   General.  If the Lessee pays the rent and performs all of the
           -------
covenants and agreements on its part to be performed pursuant to this Agreement, Lessor agrees that Lessee shall have peaceful and quiet enjoyment of the Premises. Lessor agrees that Lessee's rights to lease the Premises shall be exclusive and that Lessor will not lease any interest in or portion of the Premises, including but not limited to any oil, gas, or mineral interests, to any other party during the term of this Lease.

                   SECTION EIGHT:  ASSIGNMENT AND SUBLETTING
                   -----------------------------------------

     8.1   Prohibition Without Consent.   This Lease shall not be assigned,
           ---------------------------
nor shall any part of the Premises be sublet by the Lessee without the prior written consent of the Lessor, unless the rights of the Lessee under the Purchase Agreement and the Culture Agreement have also been assigned with the consent of the Lessor. If such assignments have occurred with the consent of the Lessor, then the Lessor's consent to the assignment of this Lease shall not be unreasonably withheld.

                              SECTION NINE:  TAXES
                              --------------------

     9.1   Real Property.  During the term of this Lease, the Lessor shall
           -------------
pay promptly, before any penalties or interest charge attach, all general real estate taxes and installments of special assessment and any other governmental charges levied upon the Premises; provided, however, that the Lessor reserves the right to withhold any such payments in the event of a bona fide dispute (between the Lessor and the taxing authority) regarding the same. The Lessor shall provide proof of such payments to the Lessee upon request. If the Lessor fails to make any such payments, then in the absence of a bona fide dispute (between the Lessor and the taxing authority), Lessee shall have the option to make such payments on behalf of the Lessor and deduct such amounts from the rental payable hereunder and/or collect such amounts from the Lessor immediately.

     9.2   Personal Property.  Lessor shall pay all personal property taxes
           -----------------
assessed against the personal property owned by the Lessor and located on the Premises which is assessable for

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personal property tax purposes.

     9.3   Trees. Lessee shall pay all personal property taxes assessed
           -----
against the Trees located on the Premises which are accessible for personal property tax purposes.

                         SECTION TEN: UTILITY SERVICES
                         -----------------------------

     10.1  General.  Lessor shall make payment for all gas, electricity,
           -------
water, sewer, and any and all other public utilities used or consumed on the Premises during the term of this Lease. Lessor shall be reimbursed therefor by the Lessee pursuant to the terms of the Culture Agreement.

                    SECTION ELEVEN:  REPAIRS AND MAINTENANCE
                    ----------------------------------------

     11.1  General.  Lessor shall make and pay for all repairs, alterations, and
           -------
maintenance of the buildings, structures, and improvements owned by the Lessor on the Premises. Lessor shall be reimbursed therefor by the Lessee pursuant to the terms of the Culture Agreement.

                         SECTION TWELVE: EMINENT DOMAIN
                         ------------------------------

     12.1  Rent and Termination.  In the event that any part of the Premises is
           --------------------
taken by condemnation, eminent domain proceedings, the rent payable thereafter shall be decreased in proportion to the portion of the Premises taken. However, if all of the Premises are taken, or if the taking precludes the Lessee from reasonably using the Premises for its farming and growing operations, this Lease shall terminate at the time possession must be surrendered, and the Lessee shall be relieved of all future rental payments. Lessor shall not voluntarily sell the Premises or any part thereof in connection with any such proceedings that may be threatened or instituted without giving Lessee the opportunity to resist such condemnation at Lessee's expense, in which case the Lessor shall resist such proceedings (if requested to do so by Lessee) at Lessee's expense in the court or forum having jurisdiction thereof .

     12.2  Lessee Rights.  In addition to the Lessee's rights as provided in
           -------------
paragraph 12.1, Lessee shall have the right to collect from the condemning authority damages by reason of loss of business, business interruption, depreciation or damage of crops, fixtures and equipment, removal and planting costs, and such other damages to which it may be legally entitled.

                 SECTION THIRTEEN:  ENVIRONMENTAL CONTAMINATION
                 ----------------------------------------------

     13.1  Warranty.  The Lessee warrants that it will comply with all federal,
           --------
state, and local

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

rules, regulations, statutes, and ordinances pertaining to the protection of the environment in conducting any activities on the Premises.

     13.2  Indemnification.  The Lessee agrees to defend and indemnify the
           ---------------
Lessor against any obligations, costs, and liabilities (including but not limited to reasonable attorneys' fees) relating to the Premises arising out of claims for investigation, study, remedial work, monitoring, or other costs or expenses regarding any environmental contamination of the Premises caused by the Lessee, including but not limited to groundwater or soil contamination, water pollution, air pollution, personal injury, or property damage.

                          SECTION FOURTEEN:  INSURANCE
                          ----------------------------

     14.1  Public Liability and Indemnity.  Lessee shall indemnify and save
           ------------------------------
harmless Lessor from any liability for any loss, damage, injury, or other casualty to persons or property caused or occasioned by or arising from any act, use, occupancy, or negligence by or of Lessee or any of its agents, servants, visitors, licensees, or employees occurring during the term of this lease or any extended term. If any action or proceedings are brought against the Lessor by reason of any such claim, Lessee on timely notice from Lessor shall resist and defend such action or proceedings by counsel employed by the Lessee, which shall include the taking of all permissible appeals, unless full release of expense is obtained by way of settlement of compromise at the expense of Lessee or its insurance carrier.

     The Lessee shall furnish to Lessor a certificate or other evidence indicating that Lessee has had issued to it a policy or policies of insurance insuring against damage to property in the minimum amount of One Million Dollars ($1,000,000.00) in bodily injury, including death, and the minimum amount of One Million Dollars ($1,000,000.00) for injury to one (1) person and One Million Dollars ($1,000,000.00) for injury to more than one (1) person, in one accident or occurrence, naming Lessor as additional insured, and the Lessee shall pay all premiums thereon and furnish evidence of such payments to Lessor, if requested to do so.

     14.2  Insurance on Buildings of Lessor.  Lessor shall, at its expense,
           --------------------------------
insure any buildings, structures, or improvements owned by Lessor on the Premises against loss or damage under a policy or policies of fire and extended coverage insurance, including "additional perils". Such policy or policies shall contain appropriate clauses or endorsements under which the insurer waives all right of subrogation against Lessee, its agents, employees, invites, and licensees with respect to losses payable under such policy or policies. In addition, Lessor hereby waives all rights of recovery which it might otherwise have against Lessee, its agents, employees, invites, or licensees for any loss or damage to the property which is covered by said policy or policies, notwithstanding that such loss or damage may result from the fault or negligence of Lessee, its employees, invites, or licensees. Such policy or policies shall be issued in an amount equal to the estimated replacement value of all buildings, structures, and improvements owned by the Lessor on the Premises. Lessor shall furnish proof of such policy or policies upon request to the Lessee.

     14.3  Lessee's Personal Property.   Any personal property, trees, or
           --------------------------
crops kept on the Premises by Lessee shall be at the Lessee's sole risk and responsibility. Any insurance maintained by Lessee on such personal property shall contain a clause or endorsement under which the insurer waives all right of subrogation against Lessor, its agents or employees, with respect to losses payable under the policy, and Lessee hereby waives all right of recovery which it might otherwise have against Lessor, its agents or employees for any damage to its personal property which is covered by a policy of insurance regardless of the amount of such insurance, notwithstanding that such damage may result from the negligence or fault of Lessor, its agents or employees.

     14.4  Failure to Obtain Insurance.  If Lessee or Lessor, at any time
           ---------------------------
during the term of this Lease, fails to secure or maintain the insurance as required in this section, the other party shall be permitted to obtain such insurance and shall be compensated by the defaulting party for the cost of the insurance premiums immediately, and, in the case of payments made by the Lessee in such case, shall be entitled to deduct such amounts from the rental payable hereunder.

                SECTION FIFTEEN:  RENEWAL AND EXTENSION OF LEASE
                ------------------------------------------------

     15.1  Terms.   For and in consideration of the sum of one dollar ($1.00),
           -----
paid by the Lessee to the Lessor, the receipt of which hereby acknowledged, the Lessor hereby grants to the Lessee the exclusive right and option to renew this Lease for two separate five (5) year renewal terms on the same terms and conditions of this Lease except as otherwise provided below in paragraph 15.2; provided, however, that the Lessee shall not be entitled to renew the Lease for any renewal term unless the Lessee simultaneously renews the Culture Agreement for a renewal term of the same duration. In the event that the Lessee elects to exercise such option, the Lessee shall serve the Lessor with a written notice of election to renew, not less than one hundred eighty (180) days before the end of the original term of this Lease. Upon receipt of such notice by the Lessor, this Lease shall remain in full force and effect for the renewal term. If Lessee elects not to renew this Lease and remains in possession following the end of the term of this Lease, the Lessee shall be a tenant from month to month, unless the parties otherwise agree in writing.

     15.2  Rental During Renewal Terms.  If this Lease is renewed pursuant
           ---------------------------
to the provisions of paragraph 15.1, the rent for each renewal term shall be agreed upon by the Lessor and the Lessee, and shall be documented in a writing signed by the Lessor and the Lessee prior to the beginning of any such renewal term. If the Lessor and the Lessee cannot agree on the amount of the rent before the commencement of the renewal term, then the rent hereunder shall be the fair market rental value of the Premises as determined by an appraiser who shall be selected as follows: (1) one appraiser shall be selected by the Lessor, and one shall be selected by the Lessee. The two appraisers shall each agree upon and select a third appraiser, who shall conduct the appraisal. The appraisal conducted by the selected appraiser shall be binding upon the Lessor and the Lessee hereunder and the Lessor and the Lessee shall each be responsible to pay one-half (1/2) of the costs and fees associated with such appraisal.

                           SECTION SIXTEEN:  DEFAULT
                           -------------------------

     16.1  Default in General.  If the Lessee defaults in the payment of rent
           ------------------
when due, or if the Lessee violates or neglects to fulfill any of the covenants and agreements under this Agreement or under the Culture Agreement or under the Spring Agreements, and such default continues for thirty (30) days after written notice by the Lessor to the Lessee specifying the breach or default, the Lessor and his attorney(s), heir(s), representative(s), or assign(s) shall have the right to: (1) terminate this Lease, to re-enter into and to repossess the Premises and to remove and put out Lessee and each and every other occupant either by summary proceedings or other lawful means and to recover immediately those damages permitted by law, and/or (2) terminate the Lessee's right of possession, repossess the Premises, and without terminating this Lease, relet the Premises, and recover its damages from time to time as permitted by law.

     16.2  Removal Rights.   Notwithstanding the foregoing paragraph 16.1,
           --------------
if the Lessee
defaults and the Lessor invokes its rights under this paragraph, and if the Lessee pays to the Lessor all past due rental payments and other sums due to the Lessor hereunder as well as the rentals due hereunder for ninety (90) additional days, the Lessee shall have the right to care for, harvest, and remove within ninety (90) days from the date of termination of this Lease, any trees growing or cared for on the Premises at the time of the termination of this Lease. Any rights of the Lessor, any subsequent Lessee or, any other party with a subsequent interest in the Premises, with regard to the Premises shall be subject to such rights of the Lessee.

     16.3  Abandonment.   Any trees, crops, or personal property which remain on
           -----------
the Premises as of the termination of this Lease (or as of the date 90 days thereafter if the Lessee invokes its rights under paragraph 16.2) shall be deemed to be abandoned by the Lessee and the Lessor shall automatically take title thereto. Even though the Lessor's ownership rights are self-executing, the Lessee agrees to execute such documents as may be necessary to affirm or give notice of such transfer of title.

                     SECTION SEVENTEEN:  FIRE AND CASUALTY
                     -------------------------------------

     17.1  General.  If any buildings, structures, or improvements owned by
           -------
the Lessor are damaged by fire or by the elements or other casualty, Lessor, as soon as reasonably may be done, shall reconstruct, repair or rebuild the same to the extent necessary to make them substantially similar in character and value to their status prior to the damage. If such loss renders the Lessor's buildings, structures, or improvements totally unusable to the extent that they cannot be used by the Lessee, rent shall abate until said buildings, structures, or improvements are put back in a condition substantially similar to their condition immediately prior to the loss. However, if such buildings, structures, or improvements are partially destroyed by fire or the elements or other casualty, and are not rendered totally unusable by Lessee, the Lessee shall pay that proportion of the rental as the part of the Lessor's buildings, structures, improvements that may be used for the business of the Lessee bears to the whole thereof.

                       SECTION EIGHTEEN:  RIGHT OF ENTRY
                       ---------------------------------

     18.1  Lessor Rights.  Lessor and its agents shall have the right to
           -------------
enter the Premises at such reasonable times as will not interfere with the Lessee's normal use thereof, for the purposes of inspection or repair, or other purposes as permitted by Lessee.

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

                 SECTION NINETEEN: SUBORDINATION; ATTORNMENT;
                 --------------------------------------------
                             ESTOPPEL CERTIFICATE
                             --------------------

     19.1  Subordination.  This Lease shall be subject and subordinate to
           -------------
the interests of the holders of any notes secured by mortgages on the Premises, now or in the future, and to all ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof, and while the provisions of this section are self-executing, Lessee shall execute such documents as may be necessary to affirm or give notice of such subordination.

     19.2 Attornment. Lessee shall attorn to any foreclosing mortgagee or to any purchaser of the Premises at any foreclosure sale, or sale in lieu of foreclosure, for the balance of the term of the Lease on all of the terms and conditions herein contained.

     19.3  Estoppel Certificate.  At the Lessor's request, the Lessee shall,
           --------------------
within ten (10) days deliver to the Lessor, or anyone designated by the Lessor, a certificate stating and certifying such information as may be reasonably requested to verify the status of the Lessor/Lessee relationship established by the Lease.

                                 LESSOR'S COSTS
                                 --------------

     20.1  General.  Any costs or expenses hereunder which are required to
           -------
be borne by the Lessor hereunder may be charged back to the Lessee to the extent permitted under the terms of the Culture Agreement.

                      SECTION  TWENTY-ONE:  MISCELLANEOUS
                      -----------------------------------

     21.1  Copies.  This Lease may be executed in multiple counterparts, each of
           ------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.2  Captions.  The captions in this Lease are for convenience only and
           --------
shall not be considered as part of this Lease or in any way limiting or amplifying the terms and provisions hereof.

     21.3  Definitions.  Words used in the singular number shall include the
           -----------
plural number; words used in the plural number shall include the singular number. The use of pronouns or other terms referring to the male gender shall include the female and/or neuter gender, and use of pronouns or other terms referring to the female gender shall include the male gender. Reference to any person or gender shall include the male gender. Reference to any person or entity herein is presumed by any designation of such person or entity. The word "person" includes a firm, association, partnership, joint venture, corporation, trust or equivalent entity or a combination of them as well as a natural person.

     21.4  Benefit.  This Lease shall inure to the benefit of and be binding
           -------
upon the Lessor, its or their personal representatives, heirs and assigns, and the Lessee, its successors and assigns.

     21.5  Notice.  Any notice, reports or statements required to be given
           ------
hereunder shall be sufficiently given if sent by certified United States mail, return receipt requested, to the parties, at their addresses set forth on page one. The notice shall be effective when deposited in such mail.

     21.6  Entire Agreement.  This Agreement contains the entire agreement
           ----------------
between the parties hereto and may be amended or terminated only by a writing signed by each party unless otherwise set forth herein.

     21.8  Michigan Law.  This Agreement shall be governed by and construed
           ------------
according to the laws of the State of Michigan.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above provided.

                                 ZELENKA NURSERY, INC.



                                 -----------------------------------------
                                 Paul Zelenka
                                 Vice President

                                 NAPRO BIO THERAPEUTICS, INC.



                                 -----------------------------------------
                                 Sterling K. Ainsworth
                                 President and Chief Executive Officer

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